EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Insilco Corporation

               We consent to the use of our audit report dated January 30, 1998, except as to Note 21, which is as of June 8, 1998 and Note 2, which is as of July 7, 1998 on the consolidated financial statements of Insilco Corporation (predecessor to Insilco Holding Co.) as of December 31, 1997 and 1996 and for each of the years in the three-year period then ended incorporated herein by reference from the Insilco Corporation Form 10-K for the year ended December 31, 1997.

                                                         KPMG PEAT MARWICK LLP

Columbus, Ohio
September 16, 1998